Filed pursuant to Rule 433(d) - Registration Statement No. 333-126435

Nomura Home Equity Loan, Inc.
Asset-Backed Certificates, Series 2006-FM1
$911 Million (+/- 10%)
(Approximate)
Free Writing Prospectus
January 18, 2006

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling collect 1-212-667-2316.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

INFORMATION STATEMENT

The information set forth herein (the “Free Writing Prospectus”), together with any accompanying information, may be based only on a statistical sample of Mortgage Loans (defined below) (the “Statistical Pool”) expected to be included in the trust along with other Mortgage Loans on the Closing Date (defined below). In addition, certain Mortgage Loans contained in the Statistical Pool may be deleted from the pool of Mortgage Loans delivered to the trust on the Closing Date (the “Final Pool”). The Statistical Pool may not necessarily represent a statistically relevant sample, notwithstanding any contrary references herein. Furthermore, it is expected that the Statistical Pool will be larger than the Final Pool, and the aggregate principal balances of the Mortgage Loans in the Final Pool will be reduced from the Statistical Pool as described in this Free Writing Prospectus. Although Nomura Securities International, Inc. believes the information with respect to the Statistical Pool will be representative of the Final Pool (except with respect to aggregate principal balance of the Mortgage Loans, as described above), the collateral characteristics of the Final Pool may nonetheless vary from the collateral characteristics of the Statistical Pool.

If you have received this communication in error, please notify the sending party immediately by telephone and return the original to such party by mail.

STRUCTURAL SUMMARY
Class	Initial Principal Balance ($)(1)	Coupon Type(3)	Coupon Index	WAL (year) (4) (5)	Principal Window (4) (5)	Expected Rating (Moody’s/S&P/DBRS)(2)	Legal Final Maturity
I-A-1	311,921,000	Floating	1M LIBOR	1.71	02/06-09/11	Aaa/AAA/AAA	Nov-35
II-A-1	257,276,000	Floating	1M LIBOR	1.00	02/06-11/07	Aaa/AAA/AAA	Nov-35
II-A-2	50,528,000	Floating	1M LIBOR	2.00	11/07-04/08	Aaa/AAA/AAA	Nov-35
II-A-3	70,422,000	Floating	1M LIBOR	3.00	04/08-09/11	Aaa/AAA/AAA	Nov-35
II-A-4	19,985,000	Floating	1M LIBOR	5.65	09/11-09/11	Aaa/AAA/AAA	Nov-35
M-1	36,883,000	Floating	1M LIBOR	5.14	08/10-09/11	Aa1/AA+/AA(high)	Nov-35
M-2	34,549,000	Floating	1M LIBOR	4.65	02/10-09/11	Aa2/AA+/AA(high)	Nov-35
M-3	20,542,000	Floating	1M LIBOR	4.42	11/09-09/11	Aa3/AA/AA	Nov-35
M-4	19,142,000	Floating	1M LIBOR	4.31	09/09-09/11	A1/AA-/AA(low)	Nov-35
M-5	17,741,000	Floating	1M LIBOR	4.23	07/09-09/11	A2/A+/A(high)	Nov-35
M-6	15,407,000	Floating	1M LIBOR	4.17	06/09-09/11	A3/A/A	Nov-35
M-7	14,473,000	Floating	1M LIBOR	4.12	05/09-09/11	Baa1/A-/ A(low)	Nov-35
M-8	12,605,000	Floating	1M LIBOR	4.09	04/09-09/11	Baa2/BBB+/BBB(high)	Nov-35
M-9	9,804,000	Floating	1M LIBOR	4.07	04/09-09/11	Baa3/BBB/BBB	Nov-35
B-1	10,738,000	Floating	1M LIBOR	4.04	03/09-09/11	Ba1/BBB-/BBB(low)	Nov-35
B-2	9,337,000	Floating	1M LIBOR	4.03	03/09-09/11	Ba2/BB+/BB(high)	Nov-35
Total	911,353,000

(1)	Approximate. Subject to a permitted variance of plus or minus 10%.
(2)	Final class sizes and ratings may vary and will be contingent on the Final Pool, excess spread and other structural attributes.
(3)

The pass-through rate for the Senior Certificates and Subordinate Certificates (each as defined herein) for each Distribution Date is a per annum rate equal to the lesser of (i) the sum of one-month LIBOR for that Distribution Date plus the related certificate margin and (ii) the applicable Net Funds Cap (actual/360 accrual basis, 0 day delay). If the optional termination is not exercised, the certificate margin for the Senior Certificates will increase by 2x and the certificate margin for the Subordinate Certificates will increase by 1.5x.

(4)	Run to Optional Termination.
(5)

Run at 100% PPC which assumes: For ARMs, 10%-30% CPR from month 1 through and including month 12; 30% CPR from month 13 through and including month 23; 55% CPR from month 24 through and including month 28; and 35% CPR from month 29 and thereafter. For fixed rate Mortgage Loans, 5%-25% CPR from month 1 through and including month 12; and 25% CPR thereafter.

TRANSACTION SUMMARY

Title of Series:	Nomura Home Equity Loan, Inc., Asset-Backed Certificates, Series 2006-FM1
Cut-off Date:	January 1, 2006
Closing Date:	On or about January 30, 2006
Investor Settlement Date:	On or about January 31, 2006
Depositor:	Nomura Home Equity Loan, Inc.
Underwriter:	Nomura Securities International, Inc.
Seller:

Nomura Credit & Capital, Inc. Seller will be making customary loan-level representations and warranties to the Depositor pursuant to a purchase agreement to be entered into between the Seller and the Depositor.

Master Servicer and

Securities Administrator:	Wells Fargo Bank, N.A.
Servicer:	Equity One, Inc.
Trustee:	HSBC Bank USA, National Association
Custodian:	Wells Fargo Bank, N.A.
Credit Risk Manager:

MOS Group Inc., a subsidiary of OfferLogix, Inc., initially acting as Credit Risk Manager for the trust, or such other entity acceptable to the Seller, will monitor the performance of and make recommendations to the Servicer regarding certain delinquent and defaulted Mortgage Loans. The Credit Risk Manager will rely upon Mortgage Loan data that is provided to it by the Servicer in performing its advisory and monitoring functions. MOS Group, Inc. holds the right to transfer these functions to an affiliate or subsidiary, and anticipates granting the Seller the option to acquire such entity at a future date.

Swap Counterparty:	Swiss Re Financial Products Corporation.
Type of Offering:	The Offered Certificates will be offered from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.
Form of Registration:	The trust will issue the Offered Certificates initially in book-entry form through DTC, Clearstream Luxembourg and Euroclear.
Minimum Denomination:	For each class of Offered Certificates, $25,000 and multiples of $1 in excess thereof.
Record Date:

For each class of Offered Certificates, and for any Distribution Date, the business day preceding the applicable Distribution Date so long as such certificates remain in book-entry form (otherwise, the last business day of the month preceding the month in which such Distribution Date occurs).

Distribution Date:	The 25th day of each calendar month beginning in February 2006, or if such day is not a business day, then the following business day.
Last Scheduled Distribution Date:

The Distribution Date in November 2035 will be the last scheduled Distribution Date for the Offered Certificates. It is possible that the certificate principal balance of any class of Offered Certificates may not be fully paid or reduced to zero by said date.

Certificate Designations:	Class I-A-1 Certificates (the “Group I Certificates”);

Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates (the “Group II Certificates and together with the Group I Certificates, the “Senior Certificates”);

Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates (collectively, the “Mezzanine Certificates”);

Only the Senior Certificates and the Mezzanine Certificates are offered hereby (collectively, the “Offered Certificates”).

Additional Classes:	The Class B-1, Class B-2 (together, the “Privately Offered Certificates”, together with the Mezzanine Certificates, the “Subordinate Certificates”), Class P, Class X and Class R

Certificates will not be publicly offered. Any information with regard to said classes is only provided to enhance the understanding of the Offered Certificates. The Privately Offered Certificates are subordinate to the Offered Certificates.

Prepayment Period:

With respect to any Distribution Date, the 16th of the immediately preceding calendar month (or with respect to the first Prepayment Period, the Closing Date) through the 15th of the month in which the Distribution Date occurs.

Interest Accrual Period:

The Interest Accrual Period for the Offered Certificates and any Distribution Date will be the period commencing on the immediately preceding Distribution Date (or, with respect to the first Interest Accrual Period, the Closing Date) and ending on the day immediately preceding the related Distribution Date. Calculations of interest on such certificates will be based on a 360-day year and the actual number of days elapsed during the related Interest Accrual Period.

Optional Termination:

At its option, the Master Servicer may purchase all but not less than all of the Mortgage Loans (and all properties acquired by the trust in respect of the Mortgage Loans) in the trust fund and thereby effect early retirement of the Certificates if on such Distribution Date the aggregate stated principal balance of the Mortgage Loans (and all properties acquired by the trust in respect of the Mortgage Loans) has been reduced to less than or equal to 10% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date.

Taxation – REMIC:

For federal income tax purposes, the trust will make multiple real estate mortgage investment conduit (each a “REMIC”) elections, organized in a tiered REMIC structure. The Offered Certificates (exclusive of any right to receive payments from the Basis Risk Shortfall reserve account in respect of the Basis Risk Shortfall or the supplemental interest trust or the obligation to make payments to the supplemental interest trust pursuant to the Swap Agreement), the Class P Certificates and the Class X Certificates will represent beneficial ownership of “regular interests” in the related REMIC.

The Class R Certificates will represent the beneficial ownership of “residual interests” in the related REMIC.

Certain classes of Offered Certificates may be issued with original issue discount for federal income tax purposes.

Ratings:

The Offered Certificates are expected to be rated by Moody’s Investors Service, Inc. (“Moody’s”), Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”) and Dominion Bond Rating Service (“DBRS”) with the ratings indicated in the table on page 3 of this document.

Credit Enhancement Structure:

Senior/subordination; excess spread and overcollateralization. In addition, payments received in connection with the Swap Agreement (as described herein) may be available to cover realized losses on the Mortgage Loans.

Swap Agreement:

The trustee will enter into a Swap Agreement with the Swap Counterparty on the closing date. Under the Swap Agreement, on the Distribution Date beginning in February 2006 through the Distribution Date in January 2011 (the “Swap Termination Date”), (i) the trust (through a supplemental interest trust) will be obligated to make a payment to the Swap Counterparty at a rate equal to a per annum strike rate and (ii) the Swap Counterparty will be obligated to make a payment to the supplemental interest trust for the benefit of the holders of the Offered Certificates at a rate equal to one-month LIBOR, in each case on the product of the swap notional amount for the related period (the “Swap Notional Amount”). Payments under the Swap Agreement will be made on a net basis.

Capitalized terms used but not otherwise defined herein have the respective meanings set forth in the Term Sheet Supplement accompanying this Structural Term Sheet.

CREDIT ENHANCEMENT

All dollar amounts, percentages and other numerical information contained herein are subject to a permitted variance of plus or minus 10%.

Overcollateralization

The Group I and Group II Mortgage Loans bear interest each month in an amount that, in the aggregate, is expected to exceed the amount needed to pay monthly interest on the Certificates and certain related trust expenses. This excess interest will be applied to pay principal on the Certificates entitled to principal in order to create and maintain the required level of overcollateralization. This overcollateralization will be available to absorb losses on the Group I and Group II Mortgage Loans. The required level of overcollateralization may increase or decrease over time. We cannot assure you that sufficient interest will be generated by the Group I and Group II Mortgage Loans to create and maintain the required level of overcollateralization or to absorb losses on the Group I and Group II Mortgage Loans.

Overcollateralization Amount

For any Distribution Date, the excess, if any, of (a) the Aggregate Loan Balance for such Distribution Date over (b) the aggregate Certificate Principal Balance of the Offered Certificates and the Privately Offered Certificates on such Distribution Date (after taking into account the payment of 100% of the Principal Remittance Amount (without regard to any payments made pursuant to the Swap Agreement with respect to realized losses) on such Distribution Date).

Initial Overcollateralization Amount

As of the Closing Date, the Overcollateralization Amount will likely be approximately 2.40% of the Aggregate Loan Balance as of the Cut-off Date, as required by the Rating Agencies to achieve the ratings listed on page 3 hereof.

Targeted Overcollateralization Amount

The Rating Agencies will determine the Targeted Overcollateralization Amounts. With respect to any Distribution Date prior to the Stepdown Date, that amount will be approximately 2.40% of the Aggregate Loan Balance as of the Cut-off Date; with respect to any Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, that amount will be the greater of (a) approximately 4.80% of the Aggregate Loan Balance for such Distribution Date, or (b) approximately 0.50% of the Aggregate Loan Balance as of the Cut-off Date; with respect to any Distribution Date on or after the Stepdown Date with respect to which a Trigger Event is in effect, the Targeted Overcollateralization Amount for such Distribution Date will be equal to the Targeted Overcollateralization Amount for the Distribution Date immediately preceding such Distribution Date.

Stepdown Date

The later to occur of (x) the Distribution Date in February 2009 and (y) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distributions to the holders of the Offered Certificates and Privately Offered Certificates then entitled to distributions of principal on such Distribution Date) is greater than or equal approximately 47.90%, as required by the Rating Agencies to achieve the ratings listed on page 3 hereof.

Credit Enhancement Percentage
Class	Percent (%)	Approximate Expected Initial Credit Enhancement * (%)	Approximate Expected Target Credit Enhancement * (%)
Senior	76.05	23.95	47.90
M-1	3.95	20.00	40.00
M-2	3.70	16.30	32.60
M-3	2.20	14.10	28.20
M-4	2.05	12.05	24.10
M-5	1.90	10.15	20.30
M-6	1.65	8.50	17.00
M-7	1.55	6.95	13.90
M-8	1.35	5.60	11.20
M-9	1.05	4.55	9.10
B-1	1.15	3.40	6.80
B-2	1.00	2.40	4.80

Trigger Event

A Trigger Event is in effect on any Distribution Date on or after the Stepdown Date, if either (i) the 60+ Delinquency Percentage exceeds 39.00% of the current Credit Enhancement Percentage of the Senior Certificates or (ii) cumulative realized losses for the related Distribution Date as a percentage of the aggregate loan balance of the Mortgage Loans as of the Cut-off Date are greater than:

Trigger Event
Range of Distribution Dates	Cumulative Loss Percentage
February 2009– January 2010	1.35% for the first month plus an additional 1/12th of 2.25% for each month thereafter
February 2010 – January 2011	3.60% for the first month plus an additional 1/12th of 2.00% for each month thereafter
February 2011 – January 2012	5.60% for the first month plus an additional 1/12th of 1.60% for each month thereafter
February 2012 – January 2013	7.20% for the first month plus an additional 1/12th of 0.55% for each month thereafter
February 2013 and thereafter	7.75%

Delinquency Rate

With respect to any calendar month will be, generally, the fraction, expressed as a percentage, the numerator of which is the Aggregate Loan Balance of all Mortgage Loans 60 or more days delinquent (including all Mortgage Loans in bankruptcy or foreclosure and all REO Properties) as of the close of business on the last day of such month, and the denominator of which is the Aggregate Loan Balance of all Mortgage Loans as of the close of business on the last day of such month.

Subordination and Allocation of Losses

The Senior Certificates will have a payment priority over the Subordinate Certificates. Each class of Subordinate Certificates will be subordinate to each other class of Subordinate Certificates with a lower payment priority. Losses on the Mortgage Loans will first reduce the available excess interest and then reduce the Overcollateralization Amount. If there is no overcollateralization at that time, losses on the Mortgage Loans will be allocated to the Subordinate Certificates, in the reverse order of their priority of payment, until the certificate principal balance of each such class has been reduced to zero.

Realized losses will not be allocated to the Senior Certificates. Investors in those Certificates should note, however, that although realized losses cannot be allocated to such Certificates, under certain loss scenarios there may not be enough principal and interest on the Mortgage Loans to distribute to the holders of those Certificates all principal and interest amounts to which they are then entitled. Realized losses will be allocated to the Subordinate Certificates in the reverse order of their payment priority, until the certificate principal balance of each such class has been reduced to zero.

Swap Agreement

The trustee will enter into a Swap Agreement (the “Swap Agreement”) with the Swap Counterparty described in the prospectus supplement on the closing date.

A separate trust created under the pooling and servicing agreement (the "Supplemental Interest Trust") will hold the Swap Agreement documented by a 1992 ISDA Master Agreement (Multicurrency-Cross Border), together with a Schedule and Confirmation between the trustee, on behalf of the Supplemental Interest Trust and the Swap Counterparty for the benefit of the Offered Certificates.

Under the Swap Agreement, on each Swap Payment Date (as defined below) beginning in February 2006 and until the Swap Termination Date, (1) the Trustee, on behalf of the Supplemental Interest Trust, will be obligated to pay to the Swap Counterparty an amount equal to the product of (a) 1/12, (b) a per annum strike rate and (c) the applicable Swap Notional Amount (the "Trust Swap Payment") and (2) the Swap Counterparty will be obligated to pay to the Trustee, on behalf of the Supplemental Interest Trust, an amount equal to the product of (a) one-month LIBOR, (b) a fraction, the numerator of which is the actual number of days elapsed in the related Accrual Period and the denominator of which is 360, and (c) the applicable Swap Notional Amount (the "Counterparty Payment"). The Swap Notional Amount for each Distribution Date will be the amount set forth in the Swap Agreement.

A "Swap Payment Date" means the 25th day of each month beginning in February 2006 through and including the Swap Termination Date, or, if such day is not a day on which commercial banks and foreign exchange markets in New York settle payments and are open for general business, the next day on which commercial banks and foreign exchange markets in New York settle payments and are open for general business.

With respect to each Distribution Date and the Swap Agreement, one-month LIBOR will be determined in accordance with the definition of "USD-LIBOR-BBA" set forth in the Annex to the 2000 ISDA Definitions.

Payments under the Swap Agreement will be made on a net basis. The excess, if any, of a Trust Swap Payment over a Counterparty Payment in connection with any Swap Payment Date is referred to herein as a "Net Trust Swap Payment." The excess, if any, of a Counterparty Payment over a Trust Swap Payment in connection with any Distribution Date is referred to herein as a "Net Swap Counterparty Payment."

The Swap Agreement and any payments made by the Swap Counterparty thereunder will be assets of the Supplemental Interest Trust but will not be assets of any REMIC.

Payments received by the Supplemental Interest Trust pursuant to the Swap Agreement will be available for distributions of current and carryforward interest, applied losses, principal remittance amounts to the extent of losses on the Mortgage Loans, reimbursement for realized losses and deferred amounts, as well as basis risk shortfalls.

Cross-collateralization

In certain limited circumstances, principal and interest collected from either the Group I or Group II Mortgage Loans may be used to pay principal or interest, or both, to the Senior Certificates unrelated to that loan group.

DISTRIBUTIONS

The following terms are given the meanings shown below to help describe the cashflows on the Certificates:

Basis Risk Shortfall — With respect to any class of Offered Certificates or Privately Offered Certificates and any Distribution Date, the sum of: (1) the excess, if any, of the related Current Interest (calculated without regard to the applicable Net Funds Cap) over the related Current Interest (as it may have been limited by the applicable Net Funds Cap) for the applicable Distribution Date; (2) any amount described in clause (1) remaining unpaid from prior Distribution Dates; and (3) interest on the amount in clause (2) for the related Interest Accrual Period calculated on the basis of the least of (x) one month LIBOR plus the applicable Certificate Margin and (y) the applicable Maximum Interest Rate.

Carryforward Interest — With respect to any class of Offered Certificates or Privately Offered Certificates and any Distribution Date, the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for that class of certificates for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest for such class from previous Distribution Dates exceeds (y) the actual amount distributed on such class in respect of interest on the immediately preceding Distribution Date and (2) interest on such amount for the related Interest Accrual Period at the applicable Pass-Through Rate.

Current Interest — With respect to any class of Offered Certificates and Privately Offered Certificates and any Distribution Date, the amount of interest accruing at the applicable Pass-Through Rate on the related Certificate Principal Balance during the related Interest Accrual Period; provided, that as to each class of Offered Certificates, the Current Interest will be reduced by a pro rata portion of any Net Interest Shortfalls to the extent not covered by excess interest.

Group I Excess Interest Amount

With respect to any Distribution Date, the product of the Monthly Excess Interest required to be distributed on that Distribution Date pursuant to subclause (1)(A) under “Credit Enhancement—Overcollateralization” and a fraction the numerator of which is the Principal Remittance Amount derived from the Group I Mortgage Loans and the denominator of which is the Principal Remittance Amount (without regard to any payments made pursuant to the Interest Rate Swap Agreement with respect to realized losses), in each case for that Distribution Date.

Group II Excess Interest Amount

With respect to any Distribution Date, the product of the Monthly Excess Interest required to be distributed on that Distribution Date pursuant to subclause (1)(A) under “Credit Enhancement—Overcollateralization” and a fraction the numerator of which is the Principal Remittance Amount derived from the Group II Mortgage Loans and the denominator of which is the Principal Remittance Amount (without regard to any payments made pursuant to the Interest Rate Swap Agreement with respect to realized losses), in each case for that Distribution Date.

Maximum Interest Rate — With respect to any Distribution Date and the related Interest Accrual Period and the Offered Certificates and the Privately Offered Certificates, an annual rate equal to the weighted average of the maximum mortgage rates of the adjustable rate Mortgage Loans and the mortgage rates of the fixed rate Mortgage Loans in the related loan group as stated in the related mortgage notes minus the weighted average expense rate of the Mortgage Loans in the related loan group.

Net Funds Cap — With respect to any Distribution Date and the Group I Certificates, a per annum rate equal to  the product of (I)(a) a fraction, expressed as a percentage, the numerator of which is the related Optimal Interest Remittance Amount for such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of the Group I Mortgage Loans for the immediately preceding Distribution Date, minus (b) the sum of (1) the Group I Allocation Percentage of the Securities Administrator Payment payable to the Swap Counterparty on such Distribution Date, divided by the outstanding Stated Principal Balance of the Group I Mortgage Loans for the immediately preceding Distribution Date, (2) the Group I Allocation Percentage of any net Swap Payment for such Distribution Date, divided by the outstanding Stated Principal Balance of the Group I Mortgage Loans for the immediately preceding Distribution Date and (3) the Group I Allocation Percentage of any Swap Termination Payment (unless such payment is the result of a Swap Provider Trigger Event as defined in the Swap Agreement) payable to the Swap Counterparty on such Distribution Date, divided by the outstanding aggregate Stated Principal Balance of the Group I Mortgage Loans for the immediately preceding Distribution Date and (II) 12.

With respect to any Distribution Date and the Group II Certificates, a per annum rate equal to  the product of (I)(a) a fraction, expressed as a percentage, the numerator of which is the related Optimal Interest Remittance Amount for such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of the Group II Mortgage Loans for the immediately preceding Distribution Date, minus (b) the sum of (1) the Group II Allocation Percentage of the Securities Administrator Payment payable to the Swap Counterparty on such Distribution Date, divided by the outstanding Stated Principal Balance of the Group II

Mortgage Loans for the immediately preceding Distribution Date, (2) the Group II Allocation Percentage of any net Swap Payment for such Distribution Date, divided by the outstanding Stated Principal Balance of the Group II Mortgage Loans for the immediately preceding Distribution Date and (3) the Group II Allocation Percentage of any Swap Termination Payment (unless such payment is the result of a Swap Provider Trigger Event as defined in the Swap Agreement) payable to the Swap Counterparty on such Distribution Date, divided by the outstanding aggregate Stated Principal Balance of the Group II Mortgage Loans for the immediately preceding Distribution Date and (II) 12.

With respect to the Subordinate Certificates, a per annum rate equal to the weighted average (weighted on the basis of the results of subtracting from the aggregate Stated Principal Balance of each loan group the current aggregate Certificate Principal Balance of the related Senior Certificates) of the Net Funds Cap for the Group I Certificates and the Net Funds Cap for the Group II Certificates. In either case, the Net Funds Cap will be adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

Interest Remittance Amount

With respect to any Distribution Date and each loan group an amount generally equal to (A) the sum, without duplication, of (1) scheduled interest payments (other than Payaheads) and advances on the related Mortgage Loans, (2) the interest portion of Payaheads with respect to the related Mortgage Loans previously received and intended for application in the related Due Period, (3) the interest portion of all prepayments in full (net of interest on such prepayments in full for such Distribution Date) and partial prepayments received on the related Mortgage Loans during the related Prepayment Period, (4) all Compensating Interest, (5) the portion of any substitution adjustment amount and purchase price paid in connection with a repurchase of any Mortgage Loan allocable to interest or the exercise of the optional termination, up to the amount of the interest portion of the par value of the related Mortgage Loans, and (6) Liquidation Proceeds and Subsequent Recoveries (net of unreimbursed advances, servicing advances and other expenses, to the extent allocable to interest, and unpaid expense fees) collected with respect to the related Mortgage Loans during the related Due Period, to the extent allocable to interest, minus (B) amounts reimbursable to the servicer, the master servicer, the securities administrator, the trustee, the custodian and the credit risk manager, allocated to the respective loan group as provided in the pooling and servicing agreement.

Optimal Interest Remittance Amount

With respect to any Distribution Date and (A) the Senior Certificates, will be equal to the excess of (i) the product of (1)(x) the weighted average Net Mortgage Rates of the Mortgage Loans in the related loan group as of the first day of the related Due Period divided by (y) 12 and (2) the Aggregate Loan Balance of the Mortgage Loans in the related loan group for the immediately preceding Distribution Date, over (ii) any expenses that reduce the Interest Remittance Amount that did not arise as a result of a default or delinquency of the Mortgage Loans in the related loan group or were not taken into account in computing the expense fee rate, and (B) the Subordinate Certificates, will be equal to the excess of (i) the product of (1)(x) the weighted average Net Mortgage Rates of the Mortgage Loans as of the first day of the related Due Period divided by (y) 12 and (2) the Aggregate Loan Balance of the Mortgage Loans for the immediately preceding distribution date, over (ii) any expenses that reduce the Interest Remittance Amount that did not arise as a result of a default or delinquency of the Mortgage Loans or were not taken into account in computing the expense fee rate.

Distributions of Interest

The pass-through rates for the Offered Certificates are described on page 3 of this document.

With respect to the Offered Certificates, one-month LIBOR shall be determined by the Securities Administrator on the second LIBOR business day preceding the commencement of each Interest Accrual Period except with respect to the first Interest Accrual Period for which the Underwriter will determine one-month LIBOR on or about January 26, 2006.

The amount of interest payable on each Distribution Date in respect of each class of Offered Certificates will equal the sum of (1) Current Interest for such class on such Distribution Date and (2) any Carryforward Interest for such class and such Distribution Date.

With respect to each Distribution Date, to the extent that a Basis Risk Shortfall (described above) exists for any class of Offered Certificates, such class will be entitled to the amount of such Basis Risk Shortfall as described under “Distribution of Monthly Excess Cashflow” below and from available amounts on deposit in the Basis Risk Shortfall Reserve Fund.

•	On each Distribution Date, the Interest Remittance Amount for such Distribution Date will be paid in the following order of priority:

(1)

from the Interest Remittance Amount for loan group I and loan group II, the Group I Allocation Percentage and the Group II Allocation Percentage, as applicable, of any net Swap Payment or Swap Termination Payment paid to the Supplemental Interest Trust and owed to the Swap Counterparty (unless the Swap Counterparty is the sole Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement)).

(2)

from the Interest Remittance Amount for the Group I and Group II Mortgage Loans remaining after payments pursuant to clause (1) above, to the Senior Certificates, pro rata based on amounts due, Current Interest and Carryforward Interest for such Distribution Date, provided that:

(a)

the Interest Remittance Amount for the Group I Mortgage Loans will be distributed in the following order of priority: (x) first, to the Class I-A-1 Certificates, Current Interest and any Carryforward Interest for such class for such Distribution Date; and then (y) concurrently, to the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, Current Interest and Carryforward Interest for each such class for such Distribution Date, on a pro rata basis based on the entitlement of each such class, after taking into account the distribution of the Interest Remittance Amount for loan group II on such Distribution Date; and

(b)

the Interest Remittance Amount for the Group II Mortgage Loans will be distributed in the following order of priority: (x) first, concurrently to the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, Current Interest and any Carryforward Interest for each such class for such Distribution Date, on a pro rata basis based on the entitlement of each such class; and then (y) to the Class I-A-1 Certificates, Current Interest and any Carryforward Interest for such class for such Distribution Date, after taking into account the distribution of the Interest Remittance Amount for loan group I on such Distribution Date;

(3)

first, from the Interest Remittance Amount for the Group II Mortgage Loans, and then from the Interest Remittance Amount for the Group I Mortgage Loans remaining after payments pursuant to clauses (1) through (2) above, to the Class M-1 Certificates, Current Interest and Carryforward Interest for such class and distribution date;

(4)

first, from the Interest Remittance Amount for the Group II Mortgage Loans, and then from the Interest Remittance Amount for the Group I Mortgage Loans remaining after payments pursuant to clauses (1) through (3) above, to the Class M-2 Certificates, Current Interest and Carryforward Interest for such class and distribution date;

(5)

first, from the Interest Remittance Amount for the Group II Mortgage Loans, and then from the Interest Remittance Amount for the Group I Mortgage Loans remaining after payments pursuant to clauses (1) through (4) above, to the Class M-3 Certificates, Current Interest and Carryforward Interest for such class and distribution date;

(6)

first, from the Interest Remittance Amount for the Group II Mortgage Loans, and then from the Interest Remittance Amount for the Group I Mortgage Loans remaining after payments pursuant to clauses (1) though (5) above, to the Class M-4 Certificates, Current Interest and Carryforward Interest for such class and distribution date;

(7)

first, from the Interest Remittance Amount for the Group II Mortgage Loans, and then from the Interest Remittance Amount for the Group I Mortgage Loans remaining after payments pursuant to clauses (1) through (6) above, to the Class M-5 Certificates, Current Interest and Carryforward Interest for such class and distribution date;

(8)

first, from the Interest Remittance Amount for the Group II Mortgage Loans, and then from the Interest Remittance Amount for the Group I Mortgage Loans remaining after payments pursuant to clauses (1) through (7) above, to the Class M-6 Certificates, Current Interest and Carryforward Interest for such class and distribution date;

(9)

first, from the Interest Remittance Amount for the Group II Mortgage Loans, and then from the Interest Remittance Amount for the Group I Mortgage Loans remaining after payments pursuant to clauses (1) through (8) above, to the Class M-7 Certificates, Current Interest and Carryforward Interest for such class and distribution date;

(10)

first, from the Interest Remittance Amount for the Group II Mortgage Loans, and then from the Interest Remittance Amount for the Group I Mortgage Loans remaining after payments pursuant to clauses (1) through (9) above, to the Class M-8 Certificates, Current Interest and Carryforward Interest for such class and distribution date;

(11)

first, from the Interest Remittance Amount for the Group II Mortgage Loans, and then from the Interest Remittance Amount for the Group I Mortgage Loans remaining after payments pursuant to clauses (1) through (10) above, to the Class M-9 Certificates, Current Interest and Carryforward Interest for such class and distribution date;

(12)

first, from the Interest Remittance Amount for the Group II Mortgage Loans, and then from the Interest Remittance Amount for the Group I Mortgage Loans remaining after payments pursuant to clauses (1) through (11) above, to the Class B-1 Certificates, Current Interest and Carryforward Interest for such class and distribution date;

(13)

first, from the Interest Remittance Amount for the Group II Mortgage Loans, and then from the Interest Remittance Amount for the Group I Mortgage Loans remaining after payments pursuant to clauses (1) through (12) above, to the Class B-2 Certificates, Current Interest and Carryforward Interest for such class and distribution date; and

(14)

for application as part of Monthly Excess Cashflow for such Distribution Date, as described under “Distribution of Monthly Excess Cashflow” below, any such Interest Remittance Amount remaining after application pursuant to clauses (1) through (13) above (such amount, “Monthly Excess Interest”) for such Distribution Date.

•	Any Net Swap Counterparty Payment deposited to the Supplemental Interest Trust by the Swap Counterparty will be distributed on the related Distribution Date as follows:
(1)

to the Senior Certificates pro rata based on amounts due, Current Interest and any Carryforward Interest for each such class and Distribution Date, after giving effect to distributions of such amounts as described under “Distributions of Interest”

(2)

to the Subordinate Certificates, in the order of the payment priority for each such class, Current Interest and any Carryforward Interest for each such class and Distribution Date, after giving effect to distributions of such amounts as described under “Distributions of Interest”

(3)

to the Subordinate Certificates, in the order of the payment priority for each such class, any applicable deferred amounts, with interest thereon at the applicable pass-through rate, prior to giving effect to amounts available to be paid in respect of deferred amounts as described under “Distribution of Monthly Excess Cashflow” on such Distribution Date;

(4)	to the Principal Remittance Amount, up to the amount of realized losses on the Mortgage Loans incurred during the related Due Period;
(5)

to the Offered Certificates and the Subordinate Certificates, any applicable Basis Risk Shortfalls, prior to giving effect to any withdrawals from the Basis Risk Shortfall Reserve Fund from amounts available to be paid in respect of Basis Risk Shortfalls as described herein under “Distribution of Monthly Excess Cashflow” on such Distribution Date; and

(6)	to the Class X Certificates, any remaining amounts.

Notwithstanding the foregoing, in no instance will such payments (other than payments made under clause (6) above) be made other than to the extent of losses and basis risk shortfalls.

Principal Remittance Amount

With respect to each Distribution Date and each loan group, is equal to the sum of (i) the scheduled principal payments on the Mortgage Loans due during the related Due Period, whether or not received on or prior to the related determination date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment as required by the pooling and servicing agreement) during the related Prepayment

Period; (iii) the principal portion of all other unscheduled collections (other than Payaheads), including Insurance Proceeds, condemnation proceeds, Liquidation Proceeds, Subsequent Recoveries and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Mortgage Loans; (iv) the principal portion of Payaheads previously received on the Mortgage Loans and intended for application in the related Due Period; and (v) any payments made pursuant to the Swap Agreement with respect to realized losses, less (vi) amounts payable or reimbursable to the servicer, the master servicer, the securities administrator, the trustee, the custodian or the credit risk manager as provided in the pooling and servicing agreement to the extent not paid or reimbursed from the Interest Remittance Amount.

Overcollateralization Release Amount

With respect to any Distribution Date, will be equal to the lesser of (x) the Principal Remittance Amount (without regard to any payments made pursuant to the Swap Agreement with respect to realized losses) for such Distribution Date and (y) the amount, if any, by which (1) the Overcollateralization Amount for such date, exceeds (2) the Targeted Overcollateralization Amount for such Distribution Date.

Group I Allocation Amount

With respect to any Distribution Date, the product of the Senior Principal Payment Amount for that Distribution Date and a fraction the numerator of which is the Principal Remittance Amount derived from the Group I Mortgage Loans and the denominator of which is the Principal Remittance Amount (without regard to any payments made pursuant to the Swap Agreement with respect to realized losses), in each case for that Distribution Date.

Group I Allocation Percentage

With respect to any Distribution Date, the Aggregate Loan Group Balance of the Group I Mortgage Loans divided by the Aggregate Loan Balance of the Mortgage Loans.

Group II Allocation Amount

With respect to any Distribution Date, the product of the Senior Principal Payment Amount for that Distribution Date and a fraction the numerator of which is the Principal Remittance Amount derived from the Group II Mortgage Loans and the denominator of which is the Principal Remittance Amount (without regard to any payments made pursuant to the Swap Agreement with respect to realized losses), in each case for that Distribution Date.

Group II Allocation Percentage

With respect to any Distribution Date, the Aggregate Loan Group Balance of the Group II Mortgage Loans divided by the Aggregate Loan Balance of the Mortgage Loans.

Principal Payment Amount

With respect to any Distribution Date will be equal to the Principal Remittance Amount for such Distribution Date minus the Overcollateralization Release Amount, if any, for such Distribution Date.

Senior Principal Payment Amount

With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the Certificate Principal Balances of the Senior Certificates immediately prior to such Distribution Date exceed (y) the lesser of (A) the product of (i) approximately 52.10% as required by the Rating Agencies to achieve the ratings set forth on page 3 herein, and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) approximately 0.50% of the Aggregate Loan Balance as of the Cut-off Date, as required by the Rating Agencies to achieve the ratings set forth on page 3 herein.

Subordinate Principal Payment Amount

For each class of Subordinate Certificates and with respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates and each class of Subordinate Certificates with a higher payment priority, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of such class of Subordinate

Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) a percentage required by the Rating Agencies and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) a percentage of the Aggregate Loan Balance as of the Cut-off Date, as required by the Rating Agencies.

Distributions of Principal

The Principal Payment Amount will be paid on each Distribution Date as follows:

(1)	On each Distribution Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, the Principal Payment Amount will be paid in the following order of priority:
A)

to the Supplemental Interest Trust from the Principal Payment Amount derived from the Group I Mortgage Loans and the Group II Mortgage Loans, the Group I Allocation Percentage and the Group II Allocation Percentage, as applicable, of any net Swap Payment or Swap Termination Payment owed to the Swap Counterparty (unless the Swap Counterparty is the sole Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement)) to the extent not paid from the Interest Remittance Amounts on such Distribution Date;

B)	i.

from the Principal Payment Amount derived from the Group I Mortgage Loans remaining after payments pursuant to clause (A) above, to the Class I-A-1 Certificates, until the Certificate Principal Balance of such class has been reduced to zero;

ii.

from the Principal Payment Amount derived from the Group II Mortgage Loans remaining after payments pursuant to clause (A) above, sequentially, to the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero;

C)	i.

from the Principal Payment Amount derived from the Group I Mortgage Loans remaining after payments pursuant to clause (A) above and after the Certificate Principal Balance of the Class I-A-1 Certificates has been reduced to zero, sequentially, to the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, in that order, after taking into account payments pursuant to clause 1(B) above, until the Certificate Principal Balance of each such class has been reduced to zero;

ii.

from the Principal Payment Amount derived from the Group II Mortgage Loans remaining after payments pursuant to clause (A) above and after the Certificate Principal Balances of the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates have been reduced to zero, to the Class I-A-1 Certificates, after taking into account payments pursuant to clause 1(B) above, until its Certificate Principal Balance has been reduced to zero

D)	to the Class M-1 Certificates, until its Certificate Principal Balance has been reduced to zero;
E)	to the Class M-2 Certificates, until its Certificate Principal Balance has been reduced to zero;
F)	to the Class M-3 Certificates, until its Certificate Principal Balance has been reduced to zero;
G)	to the Class M-4 Certificates, until its Certificate Principal Balance has been reduced to zero;
H)	to the Class M-5 Certificates, until its Certificate Principal Balance has been reduced to zero;
I)	to the Class M-6 Certificates, until its Certificate Principal Balance has been reduced to zero;
J)	to the Class M-7 Certificates, until its Certificate Principal Balance has been reduced to zero;
K)	to the Class M-8 Certificates, until its Certificate Principal Balance has been reduced to zero;
L)	to the Class M-9 Certificates, until its Certificate Principal Balance has been reduced to zero;
M)	to the Class B-1 Certificates, until its Certificate Principal Balance has been reduced to zero;

N)	to the Class B-2 Certificates, until its Certificate Principal Balance has been reduced to zero; and
O)

for application as part of Monthly Excess Cashflow for such Distribution Date, as described under “Distribution of Monthly Excess Cashflow”, any such Principal Payment Amount remaining after application pursuant to clauses 1(A) through (N) above.

(2)

On each Distribution Date (a) on or after the Stepdown Date and (b) with respect to which a Trigger Event is not in effect, the Principal Payment Amount will be paid in the following order of priority:

A)

to the Supplemental Interest Trust from the Principal Payment Amount derived from the Group I Mortgage Loans and the Group II Mortgage Loans, the Group I Allocation Percentage and the Group II Allocation Percentage, as applicable, of any net Swap Payment or Swap Termination Payment owed to the Swap Counterparty (unless the Swap Counterparty is the sole Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement)) remaining unpaid after the distribution of the Interest Remittance Amounts on such Distribution Date

B)	i.	from the Group I Allocation Amount, to the Class I-A-1 Certificates, until its Certificate Principal Balance has been reduced to zero;
ii.

from the Group II Allocation Amount, sequentially, to the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero;

C)

i.              from the Group I Allocation Amount remaining after the Certificate Principal                  Balance of the Class I-A-1 Certificates has been reduced to zero,                  sequentially, to the Class II-A-1,    Class II-A-2, Class II-A-3 and Class                  II-A-4 Certificates, in that order, after taking into account payments                 pursuant to clause 2(B) above, until the Certificate Principal Balance of                each such class has been reduced to zero;

ii.

from the Group II Allocation Amount remaining after the Certificate Principal Balances of the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates have been reduced to zero, to the Class I-A-1 Certificates, after taking into account payments pursuant to clause 2(B) above, until its Certificate Principal Balance has been reduced to zero;

D)	to the Class M-1 Certificates, the Class M-1 Principal Payment Amount for such distribution date, until its Certificate Principal Balance has been reduced to zero;
E)	to the Class M-2 Certificates, the Class M-2 Principal Payment Amount for such distribution date, until its Certificate Principal Balance has been reduced to zero;
F)	to the Class M-3 Certificates, the Class M-3 Principal Payment Amount for such distribution date, until its Certificate Principal Balance has been reduced to zero;
G)	to the Class M-4 Certificates, the Class M-4 Principal Payment Amount for such distribution date, until its Certificate Principal Balance has been reduced to zero;
H)	to the Class M-5 Certificates, the Class M-5 Principal Payment Amount for such distribution date, until its Certificate Principal Balance has been reduced to zero;
I)	to the Class M-6 Certificates, the Class M-6 Principal Payment Amount for such distribution date, until its Certificate Principal Balance has been reduced to zero;
J)	to the Class M-7 Certificates, the Class M-7 Principal Payment Amount for such distribution date, until its Certificate Principal Balance has been reduced to zero;
K)	to the Class M-8 Certificates, the Class M-8 Principal Payment Amount for such distribution date, until its Certificate Principal Balance has been reduced to zero;
L)	to the Class M-9 Certificates, the Class M-9 Principal Payment Amount for such distribution date, until its Certificate Principal Balance has been reduced to zero;

M)	to the Class B-1 Certificates, the Class B-1 Principal Payment Amount for such distribution date, until its Certificate Principal Balance has been reduced to zero;
N)	to the Class B-2 Certificates, the Class B-2 Principal Payment Amount for such distribution date, until its Certificate Principal Balance has been reduced to zero; and
O)

for application as part of Monthly Excess Cashflow for such Distribution Date, as described under “Distribution of Monthly Excess Cashflow”, any such Principal Payment Amount remaining after application pursuant to clauses II(A) through (N) above.

Group I Excess Interest Amount

With respect to any Distribution Date, the product of the Monthly Excess Interest required to be distributed on that Distribution Date pursuant to subclause (1)(A) under “Distribution of Monthly Excess Cashflow” and a fraction the numerator of which is the Principal Remittance Amount derived from the Group I Mortgage Loans and the denominator of which is the Principal Remittance Amount (without regard to any payments made pursuant to the Swap Agreement with respect to realized losses), in each case for that Distribution Date.

Group II Excess Interest Amount

With respect to any Distribution Date, the product of the Monthly Excess Interest required to be distributed on that Distribution Date pursuant to subclause (1)(A) under “Distribution of Monthly Excess Cashflow” and a fraction the numerator of which is the Principal Remittance Amount derived from the Group II Mortgage Loans and the denominator of which is the Principal Remittance Amount (without regard to any payments made pursuant to the Swap Agreement with respect to realized losses), in each case for that Distribution Date.

Distribution of Monthly Excess Cashflow

On each Distribution Date, monthly excess cashflow will be distributed in the following order of priority:

(1)

A)            until the aggregate Certificate Principal Balance of the Senior Certificates and the Subordinate                  Certificates equals the Aggregate Loan Balance for such Distribution Date minus the Targeted                  Overcollateralization Amount for such date, on each Distribution Date (a) prior to the Stepdown Date        or (b) with respect to which a Trigger Event is in effect, to the extent of Monthly Excess Interest for                  such Distribution Date, to the Senior Certificates and Subordinate Certificates, in the following order       of priority:

i.

(a) the Group I Excess Interest Amount in the following order of priority: (x) first, to the Class I-A-1 Certificates, until its Certificate Principal Balance has been reduced to zero, and then (y) sequentially, to the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, in that order, after taking into account the distribution of the Group II Excess Interest Amount, until the Certificate Principal Balance of each such class has been reduced to zero;

(b) the Group II Excess Interest Amount in the following order of priority: (x) first, sequentially, to the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero, and then (y) to the Class I-A-1 Certificates, after taking into account the distribution of the Group I Excess Interest Amount, until its Certificate Principal Balance has been reduced to zero;

ii.	to the Class M-1 Certificates, until its Certificate Principal Balance has been reduced to zero;
iii.	to the Class M-2 Certificates, until its Certificate Principal Balance has been reduced to zero;
iv.	to the Class M-3 Certificates, until its Certificate Principal Balance has been reduced to zero;

v.	to the Class M-4 Certificates, until its Certificate Principal Balance has been reduced to zero;
vi.	to the Class M-5 Certificates, until its Certificate Principal Balance has been reduced to zero;
vii.	to the Class M-6 Certificates, until its Certificate Principal Balance has been reduced to zero;
viii.	to the Class M-7 Certificates, until its Certificate Principal Balance has been reduced to zero;
ix.	to the Class M-8 Certificates, until its Certificate Principal Balance has been reduced to zero;
x.	to the Class M-9 Certificates, until its Certificate Principal Balance has been reduced to zero;
xi.	to the Class B-1 Certificates, until its Certificate Principal Balance has been reduced to zero;
xii.	to the Class B-2 Certificates, until its Certificate Principal Balance has been reduced to zero;
B)

on each Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, to fund any principal distributions required to be made on such Distribution Date set forth above in subclause 2 under “Distributions of Principal”, after giving effect to the distribution of the Principal Payment Amount for such Distribution Date, in accordance with the priorities set forth therein;

(2)	to the Class M-1 Certificates, any deferred amount for such class;
(3)	to the Class M-2 Certificates, any deferred amount for such class;
(4)	to the Class M-3 Certificates, any deferred amount for such class;
(5)	to the Class M-4 Certificates, any deferred amount for such class;
(6)	to the Class M-5 Certificates, any deferred amount for such class;
(7)	to the Class M-6 Certificates, any deferred amount for such class;
(8)	to the Class M-7 Certificates, any deferred amount for such class;
(9)	to the Class M-8 Certificates, any deferred amount for such class;
(10)	to the Class M-9 Certificates, any deferred amount for such class;
(11)	to the Class B-1 Certificates, any deferred amount for such class;
(12)	to the Class B-2 Certificates, any deferred amount for such class;
(13)

to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class I-A-1, Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, concurrently, any Basis Risk Shortfall for each such class, on a pro rata basis based on the entitlement of each such class;

(14)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-1 Certificates, any Basis Risk Shortfall for such class;

(15)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-2 Certificates, any Basis Risk Shortfall for such class;
(16)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-3 Certificates, any Basis Risk Shortfall for such class;
(17)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-4 Certificates, any Basis Risk Shortfall for such class;
(18)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-5 Certificates, any Basis Risk Shortfall for such class;
(19)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-6 Certificates, any Basis Risk Shortfall for such class;
(20)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-7 Certificates, any Basis Risk Shortfall for such class;
(21)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-8 Certificates, any Basis Risk Shortfall for such class;
(22)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-9 Certificates, any Basis Risk Shortfall for such class;
(23)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class B-1 Certificates, any Basis Risk Shortfall for such class;
(24)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class B-2 Certificates, any Basis Risk Shortfall for such class;
(25)

to the Supplemental Interest Trust, any Swap Termination Payment owed to the Swap Counterparty in the event of a Swap Provider Trigger Event and the Swap Counterparty is the sole Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement) not paid on prior Distribution Dates;

(26)	to the Class X Certificates, the amount distributable thereon pursuant to the pooling and servicing agreement; and
(27)	to the Class R Certificates, any remaining amount, as appropriate. It is not anticipated that any amounts will be distributed to the Class R Certificates under this clause (27).

Any distribution of monthly excess cashflow pursuant to clauses (2) through (24) above will be made after giving effect to payments received pursuant to the Swap Agreement.

Weighted Average Life to Call
		60 PPC	80 PPC	100 PPC	120 PPC	140 PPC
I-A-1	WAL	3.24	2.37	1.71	1.29	1.11
	Mod Durn	2.83	2.14	1.59	1.23	1.07
	Principal Window	Feb06 - Jan16	Feb06 - May13	Feb06 - Sep11	Feb06 - Nov08	Feb06 - Apr08
	Principal # Months	120	88	68	34	27
II-A-1	WAL	1.51	1.19	1.00	0.86	0.74
	Mod Durn	1.44	1.14	0.96	0.83	0.72
	Principal Window	Feb06 - Feb09	Feb06 - Apr08	Feb06 - Nov07	Feb06 - Sep07	Feb06 - Jul07
	Principal # Months	37	27	22	20	18
II-A-2	WAL	3.87	2.54	2.00	1.77	1.61
	Mod Durn	3.51	2.37	1.89	1.68	1.54
	Principal Window	Feb09 - Dec10	Apr08 - Dec08	Nov07 - Apr08	Sep07 - Dec07	Jul07 - Oct07
	Principal # Months	23	9	6	4	4
II-A-3	WAL	7.29	5.22	3.00	2.13	1.85
	Mod Durn	6.07	4.56	2.75	2.01	1.76
	Principal Window	Dec10 - Jan16	Dec08 - May13	Apr08 - Sep11	Dec07 - Jul08	Oct07 - Jan08
	Principal # Months	62	54	42	8	4
II-A-4	WAL	9.99	7.32	5.65	2.66	2.12
	Mod Durn	7.86	6.11	4.91	2.47	2.00
	Principal Window	Jan16 - Jan16	May13 - May13	Sep11 - Sep11	Jul08 - Nov08	Jan08 - Apr08
	Principal # Months	1	1	1	5	4
M-1	WAL	6.54	5.10	5.14	3.43	2.37
	Mod Durn	5.44	4.43	4.50	3.12	2.22
	Principal Window	Feb09 - Jan16	Sep09 - May13	Aug10 - Sep11	Nov08 - Jul10	Apr08 - Jul08
	Principal # Months	84	45	14	21	4
M-2	WAL	6.54	5.02	4.65	4.49	2.68
	Mod Durn	5.43	4.36	4.11	3.98	2.49
	Principal Window	Feb09 - Jan16	Jul09 - May13	Feb10 - Sep11	Jul10 - Jul10	Jul08 - Nov08
	Principal # Months	84	47	20	1	5
M-3	WAL	6.54	4.97	4.42	4.49	3.10
	Mod Durn	5.43	4.32	3.92	3.98	2.84
	Principal Window	Feb09 - Jan16	Jun09 - May13	Nov09 - Sep11	Jul10 - Jul10	Nov08 - Sep09
	Principal # Months	84	48	23	1	11
M-4	WAL	6.54	4.95	4.31	4.34	3.65
	Mod Durn	5.40	4.28	3.82	3.86	3.30
	Principal Window	Feb09 - Jan16	May09 - May13	Sep09 - Sep11	Mar10 - Jul10	Sep09 - Sep09
	Principal # Months	84	49	25	5	1
M-5	WAL	6.54	4.93	4.23	4.10	3.65
	Mod Durn	5.39	4.26	3.75	3.66	3.30
	Principal Window	Feb09 - Jan16	Apr09 - May13	Jul09 - Sep11	Nov09 - Jul10	Sep09 - Sep09
	Principal # Months	84	50	27	9	1
M-6	WAL	6.54	4.92	4.17	3.93	3.65
	Mod Durn	5.38	4.24	3.69	3.52	3.29
	Principal Window	Feb09 - Jan16	Apr09 - May13	Jun09 - Sep11	Sep09 - Jul10	Sep09 - Sep09
	Principal # Months	84	50	28	11	1
M-7	WAL	6.54	4.91	4.12	3.81	3.65
	Mod Durn	5.20	4.12	3.57	3.35	3.23
	Principal Window	Feb09 - Jan16	Mar09 - May13	May09 - Sep11	Jul09 - Jul10	Sep09 - Sep09
	Principal # Months	84	51	29	13	1

M-8	WAL	6.54	4.90	4.09	3.72	3.65
	Mod Durn	5.12	4.06	3.51	3.25	3.20
	Principal Window	Feb09 - Jan16	Mar09 - May13	Apr09 - Sep11	Jun09 - Jul10	Sep09 - Sep09
	Principal # Months	84	51	30	14	1
M-9	WAL	6.54	4.90	4.07	3.66	3.57
	Mod Durn	4.95	3.96	3.41	3.13	3.07
	Principal Window	Feb09 - Jan16	Mar09 - May13	Apr09 - Sep11	May09 - Jul10	Jul09 - Sep09
	Principal # Months	84	51	30	15	3

Weighted Average Life to Maturity
		60 PPC	80 PPC	100 PPC	120 PPC	140 PPC
I-A-1	WAL	3.49	2.56	1.86	1.29	1.11
	Mod Durn	2.96	2.26	1.70	1.23	1.07
	Principal Window	Feb06 - Jul27	Feb06 - Jul22	Feb06 - Dec18	Feb06 - Nov08	Feb06 - Apr08
	Principal # Months	258	198	155	34	27
II-A-1	WAL	1.51	1.19	1.00	0.86	0.74
	Mod Durn	1.44	1.14	0.96	0.83	0.72
	Principal Window	Feb06 - Feb09	Feb06 - Apr08	Feb06 - Nov07	Feb06 - Sep07	Feb06 - Jul07
	Principal # Months	37	27	22	20	18
II-A-2	WAL	3.87	2.54	2.00	1.77	1.61
	Mod Durn	3.51	2.37	1.89	1.68	1.54
	Principal Window	Feb09 - Dec10	Apr08 - Dec08	Nov07 - Apr08	Sep07 - Dec07	Jul07 - Oct07
	Principal # Months	23	9	6	4	4
II-A-3	WAL	7.36	5.28	3.04	2.13	1.85
	Mod Durn	6.12	4.60	2.79	2.01	1.76
	Principal Window	Dec10 - Jun17	Dec08 - May14	Apr08 - Jul12	Dec07 - Jul08	Oct07 - Jan08
	Principal # Months	79	66	52	8	4
II-A-4	WAL	15.11	11.26	8.77	2.66	2.12
	Mod Durn	10.52	8.52	7.02	2.47	2.00
	Principal Window	Jun17 - Nov27	May14 - Oct22	Jul12 - Mar19	Jul08 - Nov08	Jan08 - Apr08
	Principal # Months	126	102	81	5	4
M-1	WAL	7.27	5.66	5.58	4.90	2.37
	Mod Durn	5.83	4.78	4.80	4.16	2.22
	Principal Window	Feb09 - Mar25	Sep09 - Jul20	Aug10 - May17	Nov08 - Sep16	Apr08 - Jul08
	Principal # Months	194	131	82	95	4
M-2	WAL	7.26	5.57	5.08	6.18	2.68
	Mod Durn	5.81	4.70	4.40	5.26	2.49
	Principal Window	Feb09 - Jul24	Jul09 - Dec19	Feb10 - Nov16	Feb11 - Oct14	Jul08 - Nov08
	Principal # Months	186	126	82	45	5
M-3	WAL	7.23	5.51	4.84	5.07	4.09
	Mod Durn	5.80	4.65	4.21	4.43	3.58
	Principal Window	Feb09 - Sep23	Jun09 - Apr19	Nov09 - May16	Jul10 - May14	Nov08 - Oct14
	Principal # Months	176	119	79	47	72
M-4	WAL	7.21	5.46	4.72	4.67	6.34
	Mod Durn	5.76	4.60	4.10	4.10	5.35
	Principal Window	Feb09 - Feb23	May09 - Nov18	Sep09 - Jan16	Mar10 - Jan14	Jun11 - Jul13
	Principal # Months	169	115	77	47	26
M-5	WAL	7.19	5.43	4.62	4.41	5.05
	Mod Durn	5.73	4.57	4.02	3.89	4.40
	Principal Window	Feb09 - Jul22	Apr09 - May18	Jul09 - Aug15	Nov09 - Sep13	Aug10 - Apr12
	Principal # Months	162	110	74	47	21
M-6	WAL	7.15	5.39	4.53	4.23	4.48
	Mod Durn	5.70	4.53	3.94	3.74	3.95
	Principal Window	Feb09 - Nov21	Apr09 - Oct17	Jun09 - Mar15	Sep09 - May13	Mar10 - Jan12
	Principal # Months	154	103	70	45	23
M-7	WAL	7.11	5.34	4.46	4.09	4.14
	Mod Durn	5.48	4.37	3.79	3.55	3.60
	Principal Window	Feb09 - Feb21	Mar09 - Apr17	May09 - Oct14	Jul09 - Jan13	Nov09 - Sep11
	Principal # Months	145	98	66	43	23

M-8	WAL	7.04	5.28	4.39	3.97	3.91
	Mod Durn	5.36	4.29	3.70	3.42	3.39
	Principal Window	Feb09 - Apr20	Mar09 - Aug16	Apr09 - Apr14	Jun09 - Aug12	Sep09 - May11
	Principal # Months	135	90	61	39	21
M-9	WAL	6.97	5.22	4.32	3.87	3.73
	Mod Durn	5.14	4.13	3.57	3.28	3.19
	Principal Window	Feb09 - Jun19	Mar09 - Dec15	Apr09 - Sep13	May09 - Mar12	Jul09 - Jan11
	Principal # Months	125	82	54	35	19

Excess Spread Table
Period	Forward 1mo LIBOR (%)	Forward 6mo LIBOR (%)	Excess Spread to Static LIBOR (%)*(1)	Excess Spread to Forward LIBOR (%)*	Period	Forward 1mo LIBOR (%)	Forward 6mo LIBOR (%)	Excess Spread to Static LIBOR (%)*(1)	Excess Spread to Forward LIBOR (%)*
1	4.470	4.734	2.91	2.91	35	4.607	4.688	4.96	4.77
2	4.587	4.763	2.60	2.49	36	4.624	4.703	4.79	4.58
3	4.676	4.790	2.12	1.92	37	4.638	4.717	4.77	4.55
4	4.740	4.801	2.28	2.02	38	4.647	4.730	5.10	4.89
5	4.755	4.800	2.12	1.83	39	4.663	4.743	4.67	4.49
6	4.752	4.792	2.28	2.00	40	4.680	4.755	4.90	4.71
7	4.767	4.781	2.12	1.82	41	4.694	4.763	4.77	4.55
8	4.759	4.763	2.11	1.82	42	4.706	4.768	4.95	4.73
9	4.743	4.743	2.27	2.00	43	4.716	4.771	4.79	4.55
10	4.733	4.722	2.11	1.84	44	4.722	4.772	4.79	4.55
11	4.710	4.697	2.26	2.03	45	4.726	4.771	4.96	4.74
12	4.685	4.677	2.10	1.89	46	4.728	4.772	4.79	4.57
13	4.662	4.658	2.10	1.91	47	4.726	4.771	4.96	4.74
14	4.640	4.641	2.57	2.42	48	4.723	4.772	4.79	4.57
15	4.619	4.629	2.09	1.94	49	4.721	4.773	4.79	4.57
16	4.597	4.617	2.25	2.12	50	4.722	4.776	5.28	5.08
17	4.586	4.609	2.08	1.97	51	4.726	4.780	4.79	4.57
18	4.577	4.602	2.24	2.13	52	4.727	4.781	4.95	4.74
19	4.566	4.598	2.07	1.98	53	4.730	4.784	4.78	4.56
20	4.559	4.596	2.07	1.98	54	4.732	4.787	4.94	4.73
21	4.552	4.594	3.90	3.83	55	4.735	4.789	4.78	4.56
22	4.546	4.595	3.73	3.65	56	4.738	4.792	4.78	4.55
23	4.547	4.596	3.87	3.80	57	4.740	4.795	4.94	4.74
24	4.552	4.598	3.70	3.62	58	4.742	4.798	4.78	4.56
25	4.554	4.600	3.68	3.60	59	4.745	4.801	4.94	4.73
26	4.554	4.604	4.00	3.92	60	4.748	4.805	4.78	4.55
27	4.552	4.609	4.83	4.66	61	4.751	4.807	4.78	4.55
28	4.552	4.616	4.98	4.82	62	4.754	4.810	5.26	5.06
29	4.559	4.623	4.81	4.64	63	4.759	4.814	4.78	4.56
30	4.568	4.630	4.96	4.78	64	4.762	4.815	4.94	4.73
31	4.575	4.641	4.79	4.60	65	4.765	4.816	4.78	4.55
32	4.582	4.650	4.78	4.59	66	4.766	4.817	4.94	4.72
33	4.587	4.660	4.97	4.80	67	4.768	4.817	4.77	4.54
34	4.595	4.674	4.81	4.63	68	4.769	4.817	4.78	4.54
* Does not take into consideration the net swap payments in the deal.
(1) Assumes the One-Month and Six-Month LIBOR remains constant at 4.470% and 4.734% respectively and run at the pricing speed to call.

Available Funds Cap Schedule
Period	Pay Date	Net WAC Rate* (%)	Net WAC Rate** (%)	Period	Pay Date	Net WAC Rate* (%)	Net WAC Rate** (%)
1	2/25/2006	7.01	19.99	35	12/25/2008	9.87	18.54
2	3/25/2006	7.01	20.41	36	1/25/2009	9.87	18.68
3	4/25/2006	7.01	22.24	37	2/25/2009	9.86	18.49
4	5/25/2006	7.01	21.48	38	3/25/2009	9.86	17.78
5	6/25/2006	7.01	21.97	39	4/25/2009	9.87	19.82
6	7/25/2006	7.01	21.19	40	5/25/2009	9.88	19.47
7	8/25/2006	7.01	21.65	41	6/25/2009	9.87	19.68
8	9/25/2006	7.01	21.46	42	7/25/2009	9.87	19.23
9	10/25/2006	7.01	20.65	43	8/25/2009	9.87	19.43
10	11/25/2006	7.01	21.05	44	9/25/2009	9.86	19.31
11	12/25/2006	7.01	20.26	45	10/25/2009	9.86	18.90
12	1/25/2007	7.01	20.65	46	11/25/2009	9.85	19.10
13	2/25/2007	7.02	20.45	47	12/25/2009	9.85	18.67
14	3/25/2007	7.02	18.58	48	1/25/2010	9.85	18.83
15	4/25/2007	7.02	20.06	49	2/25/2010	9.84	18.70
16	5/25/2007	7.02	19.32	50	3/25/2010	9.84	17.73
17	6/25/2007	7.02	19.68	51	4/25/2010	9.83	18.46
18	7/25/2007	7.02	18.96	52	5/25/2010	9.83	18.07
19	8/25/2007	7.02	19.30	53	6/25/2010	9.83	18.21
20	9/25/2007	7.02	19.12	54	7/25/2010	9.82	17.83
21	10/25/2007	8.71	19.77	55	8/25/2010	9.82	17.97
22	11/25/2007	8.70	19.73	56	9/25/2010	9.81	17.85
23	12/25/2007	8.70	18.78	57	10/25/2010	9.82	17.49
24	1/25/2008	8.69	18.74	58	11/25/2010	9.82	17.62
25	2/25/2008	8.69	18.27	59	12/25/2010	9.81	17.26
26	3/25/2008	8.69	17.29	60	1/25/2011	9.81	17.38
27	4/25/2008	9.85	19.11	61	2/25/2011	9.80	11.79
28	5/25/2008	9.85	18.54	62	3/25/2011	9.80	11.78
29	6/25/2008	9.84	18.73	63	4/25/2011	9.80	11.78
30	7/25/2008	9.84	18.18	64	5/25/2011	9.80	11.77
31	8/25/2008	9.84	18.35	65	6/25/2011	9.79	11.76
32	9/25/2008	9.83	18.17	66	7/25/2011	9.79	11.75
33	10/25/2008	9.87	18.88	67	8/25/2011	9.78	11.75
34	11/25/2008	9.87	19.05	68	9/25/2011	9.78	11.74
* Assumes the One-Month and Six-Month LIBOR remains constant at 4.470% and 4.734% respectively and run at the pricing speed to call.
** Assumes the One-Month and Six-Month LIBOR instantaneously increased to a rate of 20.00% and payments are received from the related Swap Agreement and included.

Breakeven Losses
Loss Severity	30%		40%		50%
	CDR	Collateral Loss	CDR	Collateral Loss	CDR	Collateral Loss
M-1	58.47%	21.83%	37.33%	22.81%	27.32%	23.44%
M-2	43.76%	18.74%	29.19%	19.58%	21.87%	20.12%
M-3	36.59%	16.90%	24.97%	17.65%	18.93%	18.13%
M-4	30.70%	15.17%	21.38%	15.84%	16.38%	16.27%
M-5	25.87%	13.56%	18.31%	14.15%	14.15%	14.53%
M-6	22.00%	12.12%	15.77%	12.64%	12.29%	12.98%
M-7	18.50%	10.70%	13.41%	11.14%	10.52%	11.43%
M-8	15.63%	9.42%	11.44%	9.80%	9.01%	10.03%
M-9	13.49%	8.39%	9.93%	8.71%	7.85%	8.91%
B-1	11.41%	7.33%	8.46%	7.61%	6.73%	7.79%
B-2	10.10%	6.63%	7.55%	6.89%	6.03%	7.06%
Assumptions:
1) Run at the pricing speed to maturity
2) Forward LIBOR
3) Triggers are failing
4) 12 month liquidation lag
5) "Break" is the CDR which creates the first dollar principal loss on the specified bond
6) Defaults are in addition to prepayments

Swap Agreement Schedule
Period	Notional Amount* ($)
1	911,353,000
2	891,448,000
3	869,574,000
4	845,825,000
5	820,302,000
6	793,118,000
7	764,400,000
8	734,285,000
9	702,924,000
10	672,587,000
11	643,522,000
12	615,676,000
13	588,996,000
14	563,435,000
15	538,944,000
16	515,480,000
17	492,999,000
18	471,460,000
19	450,823,000
20	431,051,000
21	387,103,000
22	347,569,000
23	312,123,000
24	280,332,000
25	251,809,000
26	238,285,000
27	225,544,000
28	213,457,000
29	201,970,000
30	191,054,000
31	180,680,000
32	170,820,000
33	161,448,000
34	152,540,000
35	144,074,000
36	136,025,000
37	128,374,000
38	128,374,000
39	128,374,000
40	123,780,000
41	117,829,000
42	112,171,000
43	106,791,000
44	101,674,000
45	96,809,000
* Run at 135 PPC
Pay Fix 1/12 of 4.84% monthly to the Swap Provider.
The Trust will receive One-Month LIBOR monthly (Actual/360).

46	92,160,000
47	87,538,000
48	83,141,000
49	78,959,000
50	74,981,000
51	71,197,000
52	67,598,000
53	64,173,000
54	60,915,000
55	57,815,000
56	54,865,000
57	52,058,000
58	49,380,000
59	46,832,000
60	44,407,000
* Run at 135 PPC
Pay Fix 1/12 of 4.84% monthly to the Swap Provider.
The Trust will receive One-Month LIBOR monthly (Actual/360).

Summary of the Mortgage Loans in the Aggregate Pool

Number of Mortgage Loans:	4,448	W.A. FICO Score:	625
Aggregate Principal Balance:	$933,771,934	Index Type:
Conforming Principal Balance:	$711,542,118	6 month LIBOR:	88.19%
Conforming Principal Balance Percent:	76.20%	Fixed:	11.82%
Average Principal Balance:	$209,931	Fixed Non-Balloon Loans:	11.82%
Low Principle Balance:	$9,921	Purpose:
High Principle Balance:	$855,420	Purchase:	53.73%
W.A. Coupon:	7.522%	Refinance - Cashout:	43.99%
Low Coupon:	5.150%	Refinance - Rate/Term:	2.28%
High Coupon:	12.950%	Property Type:
W.A. Stated Remaining Term:	356 months	Single Family Residence:	82.41%
Low Stated Remaining Term:	57 months	2-4 Family:	10.63%
High Stated Remaining Term:	357 months	Condo:	6.23%
W.A. Seasoning:	4 months	PUD:	0.72%
Latest Maturity Date:	October 1, 2035	Occupancy Status
State Concentration (>5%):		Owner-Occupied:	93.50%
California:	25.47%	Investment:	5.74%
Florida:	11.89%	Second Home:	0.77%
New York:	10.45%	Documentation:
New Jersey:	7.55%	Full/Alt:	51.72%
Maryland:	7.00%	Stated/Stated:	36.04%
Illinois	5.49%	Reduced/Limited:	12.25%
Interest Only Loans:	23.61%	Weighted Average Prepayment Penalty Term:(1)	24 months
W.A. Original LTV:	81.42%	Loans with Prepayment Penalties:	64.38%
Low LTV:	20.62%	ARM Loans:
High LTV:	100.00%	Weighted Average Margin:	6.082%
W.A. CLTV:	90.10%	Weighted Average Max. Rate:	13.378%
Low CLTV:	20.62%	Weighted Average Min. Rate:	7.377%
High CLTV:	100.00%	Weighted Average Life Cap:	6.000%
First Liens:	94.28%	Weighted Average First Periodic Cap:	2.000%
Simultaneous Seconds:	49.49%	Weighted Average Periodic Cap	1.500%
(1) For loans with prepayment penalties only

Summary of the Group II Mortgage Loans

Number of Mortgage Loans:	1,876	W.A. FICO Score:	636
Aggregate Principal Balance:	$523,618,177	Index Type:
Conforming Principal Balance:	$301,388,361	6 month LIBOR:	88.03%
Conforming Principal Balance Percent:	57.56%	Fixed:	11.97%
Average Principal Balance:	$279,114	Fixed Non-Balloon Loans:	11.97%
Low Principle Balance:	$9,921	Purpose:
High Principle Balance:	$855,420	Purchase:	69.47%
W.A. Coupon:	7.379%	Refinance - Cashout:	28.90%
Low Coupon:	5.150%	Refinance - Rate/Term:	1.64%
High Coupon:	12.950%	Property Type:
W.A. Stated Remaining Term:	356 months	Single Family Residence:	84.20%
Low Stated Remaining Term:	57 months	2-4 Family:	9.67%
High Stated Remaining Term:	357 months	Condo:	5.49%
W.A. Seasoning:	4 months	PUD:	0.65%
Latest Maturity Date:	October 1, 2035	Occupancy Status:
State Concentration (>5%):		Owner-Occupied:	97.34%
California:	34.67%	Investment:	2.11%
New York:	11.78%	Second Home:	0.55%
Florida:	11.47%	Documentation:
New Jersey:	7.80%	Full/Alt:	49.36%
Maryland:	5.93%	Stated/Stated:	40.26%
Interest Only Loans:	29.42%	Reduced/Limited:	10.38%
W.A. Original LTV:	81.70%	Weighted Average Prepayment Penalty Term:(1)	23 months
Low LTV:	20.62%	Loans with Prepayment Penalties:	66.63%
High LTV:	100.00%	ARM Loans:
W.A. CLTV:	92.41%	Weighted Average Margin:	5.968%
Low CLTV:	20.62%	Weighted Average Max. Rate:	13.197%
High CLTV	100.00%	Weighted Average Min. Rate:	7.196%
First Liens:	93.52%	Weighted Average Life Cap:	6.000%
Simultaneous Seconds:	58.58%	Weighted Average First Periodic Cap:	2.000%
		Weighted Average Periodic Cap	1.500%
(1) For loans with prepayment penalties only

Aggregate Mortgage Loan Characteristics (subject to a permitted variance of plus or minus 10%)

Product Type of the Mortgage Loans

Product Type	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon (%)	FICO	LTV (%)	Stated Remaining Term (Months)	Full/Alt Doc (%)
Fixed 5yr	1	$ 24,540	0.00%	11.450	618	95.00	57	0.00
Fixed 10yr	34	754,491	0.08	11.113	627	97.90	117	0.05
Fixed 15yr	92	2,366,114	0.25	9.788	641	91.77	177	0.18
Fixed 20yr	13	1,035,251	0.11	8.700	655	85.59	236	0.07
Fixed 25yr	1	124,545	0.01	7.150	565	63.78	297	0.01
Fixed 30yr	986	106,022,455	11.35	8.552	647	87.89	357	7.18
ARM 2yr/6mo	2,536	587,821,243	62.95	7.602	614	80.22	356	25.61
ARM 2yr/6mo - IO	705	213,120,804	22.82	6.794	643	81.53	356	17.09
ARM 3yr/6mo	40	9,779,995	1.05	7.342	628	79.25	356	0.53
ARM 3yr/6mo - IO	21	7,322,742	0.78	6.516	650	80.16	356	0.75
ARM 5yr/6mo	19	5,399,752	0.58	7.221	640	79.54	357	0.24
Total/Weighted Average:	4,448	$933,771,934	100.00%	7.522	625	81.42	356	51.72

Lien of the Mortgage Loans

Lien	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon (%)	FICO	LTV (%)	Stated Remaining Term (Months)	Full/Alt Doc (%)
1	3,556	$ 880,359,954	94.28%	7.358	624	80.32	356	48.53
2	892	53,411,980	5.72	10.222	647	99.60	346	3.19
Total/Weighted Average:	4,448	$ 933,771,934	100.00%	7.522	625	81.42	356	51.72

Principal Balances at Origination of the Mortgage Loans

Principal Balance at Origination ($)	Number of Mortgage Loans	Aggregate Original Principal Balance	% of Aggregate Original Principal Balance	Gross Coupon (%)	FICO	LTV (%)	Stated Remaining Term (Months)	Full/Alt Doc (%)
1 - 50,000	452	$ 14,552,229	1.55%	10.374	636	99.07	325	1.14
50,001 - 100,000	663	50,501,244	5.40	9.186	619	87.90	355	3.10
100,001 - 150,000	780	96,516,234	10.31	8.069	618	82.84	356	6.48
150,001 - 200,000	683	120,112,784	12.83	7.600	616	80.16	356	7.95
200,001 - 250,000	457	103,107,960	11.02	7.494	615	79.45	356	6.54
250,001 - 300,000	391	107,794,713	11.52	7.454	621	79.46	356	5.64
300,001 - 350,000	277	90,119,815	9.63	7.060	628	81.07	356	4.65
350,001 - 400,000	226	84,728,917	9.05	7.090	628	81.84	356	4.73
400,001 - 450,000	172	73,436,977	7.85	7.204	633	81.10	356	2.97
450,001 - 500,000	111	52,733,721	5.63	7.135	638	81.32	356	2.33
500,001 - 550,000	74	38,968,693	4.16	7.222	638	81.06	356	1.36
550,001 - 600,000	61	35,194,785	3.76	7.076	638	79.42	356	1.62
600,001 - 650,000	41	25,592,389	2.73	7.116	648	82.82	356	1.14
650,001 - 700,000	26	17,589,100	1.88	6.843	637	80.14	356	0.86
700,001 - 750,000	32	23,458,818	2.51	7.359	626	79.23	356	1.02
750,001 - 800,000	1	799,992	0.09	6.250	687	80.00	357	0.09
850,001 - 900,000	1	858,000	0.09	5.990	624	78.00	357	0.09
Total/Weighted Average:	4,448	$ 936,066,371	100.00%	7.522	625	81.42	356	51.72

Remaining Principal Balance of the Mortgage Loans

Remaining Principal Balance ($)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon (%)	FICO	LTV (%)	Stated Remaining Term (Months)	Full/Alt Doc (%)
0.01 - 50,000.00	453	$ 14,533,531	1.56%	10.370	636	99.06	325	1.14
50,000.01 - 100,000.00..	663	50,396,401	5.40	9.186	619	87.90	355	3.10
100,000.01 - 150,000.00.	782	96,597,052	10.34	8.068	618	82.86	356	6.51
150,000.01 - 200,000.00.	681	119,546,110	12.80	7.600	616	80.13	356	7.92
200,000.01 - 250,000.00.	461	103,892,838	11.13	7.501	615	79.36	356	6.62
250,000.01 - 300,000.00.	388	106,853,021	11.44	7.443	621	79.55	356	5.59
300,000.01 - 350,000.00.	279	90,693,360	9.71	7.060	628	81.11	356	4.62
350,000.01 - 400,000.00.	223	83,551,313	8.95	7.101	628	81.76	356	4.78
400,000.01 - 450,000.00.	171	72,887,599	7.81	7.197	634	81.13	356	2.93
450,000.01 - 500,000.00.	112	53,129,711	5.69	7.163	637	81.28	356	2.33
500,000.01 - 550,000.00.	74	38,940,873	4.17	7.197	641	81.38	356	1.36
550,000.01 - 600,000.00.	60	34,582,605	3.70	7.061	637	79.10	356	1.62
600,000.01 - 650,000.00.	42	26,192,131	2.80	7.107	649	82.75	356	1.21
650,000.01 - 700,000.00.	25	16,909,505	1.81	6.846	634	80.14	356	0.80
700,000.01 - 750,000.00.	32	23,413,174	2.51	7.359	626	79.23	356	1.02
750,000.01 - 800,000.00.	1	797,293	0.09	6.250	687	80.00	357	0.09
850,000.01 - 900,000.00.	1	855,420	0.09	5.990	624	78.00	357	0.09
Total/Weighted Average:	4,448	$933,771,934	100.00%	7.522	625	81.42	356	51.72

Original Terms of the Mortgage Loans

Original Term (months)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon (%)	FICO	LTV (%)	Stated Remaining Term (Months)	Full/Alt Doc (%)
60	1	$ 24,540	0.00%	11.450	618	95.00	57	0.00
120	34	754,491	0.08	11.113	627	97.90	117	0.05
180	92	2,366,114	0.25	9.788	641	91.77	177	0.18
240	13	1,035,251	0.11	8.700	655	85.59	236	0.07
300	1	124,545	0.01	7.150	565	63.78	297	0.01
360	4,307	929,466,992	99.54	7.512	625	81.38	356	51.40
Total/Weighted Average:	4,448	$933,771,934	100.00%	7.522	625	81.42	356	51.72

Remaining Terms of the Mortgage Loans

Remaining Term (months)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon (%)	FICO	LTV (%)	Stated Remaining Term (Months)	Full/Alt Doc (%)
0 - 59..	1	$ 24,540	0.00%	11.450	618	95.00	57	0.00
60 - 119	34	754,491	0.08	11.113	627	97.90	117	0.05
120 - 179	92	2,366,114	0.25	9.788	641	91.77	177	0.18
180 - 239	13	1,035,251	0.11	8.700	655	85.59	236	0.07
240 - 299	1	124,545	0.01	7.150	565	63.78	297	0.01
300 - 359	4,307	929,466,992	99.54	7.512	625	81.38	356	51.40
Total/Weighted Average:	4,448	$933,771,934	100.00%	7.522	625	81.42	356	51.72

Original Loan-to-Value Ratio of the Mortgage Loans

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon (%)	FICO	LTV (%)	Stated Remaining Term (Months)	Full/Alt Doc (%)
<= 50.00	60	$ 10,042,885	1.08%	7.539	603	43.79	356	0.60
50.01 - 55.00	39	8,692,392	0.93	7.854	576	52.60	354	0.52
55.01 - 60.00	50	11,261,295	1.21	7.631	580	58.03	354	0.38
60.01 - 65.00	117	25,564,230	2.74	8.257	584	63.52	356	1.13
65.01 - 70.00	148	32,154,259	3.44	8.106	579	68.62	356	1.42
70.01 - 75.00	204	48,946,407	5.24	7.856	576	73.99	356	1.85
75.01 - 80.00	1,896	494,971,820	53.01	7.106	638	79.87	356	26.24
80.01 - 85.00	264	66,098,414	7.08	7.446	604	84.70	357	4.20
85.01 - 90.00	699	159,562,746	17.09	7.517	622	89.80	356	11.34
90.01 - 95.00	122	15,455,239	1.66	8.282	635	94.74	346	0.66
95.01 - 100.00	849	61,022,247	6.54	9.846	650	99.97	350	3.38
Total/Weighted Average:	4,448	$933,771,934	100.00%	7.522	625	81.42	356	51.72

Original Combined Loan-to-Value Ratio of the Mortgage Loans

Original Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon (%)	FICO	LTV (%)	Stated Remaining Term (Months)	Full/Alt Doc (%)
<= 50.00	59	$ 9,903,477	1.06%	7.548	603	43.71	356	0.58
50.01 - 55.00	39	8,303,113	0.89	7.893	577	52.46	354	0.54
55.01 - 60.00	47	10,298,778	1.10	7.632	580	57.92	353	0.38
60.01 - 65.00	118	25,713,891	2.75	8.260	583	63.48	356	1.13
65.01 - 70.00	140	31,006,319	3.32	8.070	579	68.61	355	1.41
70.01 - 75.00	197	47,593,022	5.10	7.875	573	73.72	356	1.81
75.01 - 80.00	433	113,231,972	12.13	7.577	603	79.46	356	4.41
80.01 - 85.00	207	54,138,095	5.80	7.441	600	84.57	357	3.22
85.01 - 90.00	418	107,966,561	11.56	7.375	628	88.68	356	6.38
90.01 - 95.00	415	81,931,803	8.77	7.604	624	88.10	354	5.65
95.01 - 100.00	2,375	443,684,902	47.52	7.409	648	83.23	356	26.21
Total/Weighted Average:	4,448	$ 933,771,934	100.00%	7.522	625	81.42	356	51.72

Mortgage Rate of the Mortgage Loans

Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon (%)	FICO	LTV (%)	Stated Remaining Term (Months)	Full/Alt Doc (%)
5.000 - 5.499	21	$ 6,369,755	0.68%	5.338	686	76.49	356	0.62
5.500 - 5.999	157	48,754,578	5.22	5.846	669	78.31	356	4.50
6.000 - 6.499	311	96,876,569	10.37	6.282	651	79.58	356	7.71
6.500 - 6.999	751	213,546,391	22.87	6.784	645	80.13	356	13.62
7.000 - 7.499	585	146,603,702	15.70	7.245	630	81.24	356	7.87
7.500 - 7.999	801	192,972,517	20.67	7.738	616	81.99	356	7.89
8.000 - 8.499	351	73,051,283	7.82	8.238	594	81.40	356	2.84
8.500 - 8.999	356	60,724,995	6.50	8.739	580	81.84	356	2.40
9.000 - 9.499	220	24,968,119	2.67	9.213	576	82.97	355	1.12
9.500 - 9.999	276	26,402,845	2.83	9.767	613	89.12	354	0.87
10.000 - 10.499	140	12,802,703	1.37	10.188	596	86.87	350	0.41
10.500 - 10.999	222	14,976,921	1.60	10.750	599	90.42	347	1.05
11.000 - 11.499	168	10,148,091	1.09	11.233	594	90.37	347	0.54
11.500 - 11.999	60	4,392,230	0.47	11.742	573	80.08	341	0.24
12.000 - 12.499	20	939,804	0.10	12.170	579	80.05	307	0.03
12.500 - 12.999	9	241,433	0.03	12.795	562	82.27	235	0.01
Total/Weighted Average:	4,448	$933,771,934	100.00%	7.522	625	81.42	356	51.72

FICO Score at Origination of the Mortgage Loans

FICO Score at Origination	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon (%)	FICO	LTV (%)	Stated Remaining Term (Months)	Full/Alt Doc (%)
481 - 500	7	$ 1,071,255	0.11%	9.216	500	73.60	356	0.03
501 - 520	165	38,087,433	4.08	9.082	510	71.58	356	0.58
521 - 540	187	40,328,558	4.32	8.548	531	75.89	356	1.87
541 - 560	242	51,427,865	5.51	8.085	552	79.47	356	2.85
561 - 580	320	67,590,489	7.24	7.883	571	80.78	356	4.47
581 - 600	617	116,062,922	12.43	7.594	590	81.46	356	8.75
601 - 620	650	120,125,227	12.86	7.552	610	82.76	355	8.32
621 - 640	622	125,423,113	13.43	7.347	631	82.61	356	7.07
641 - 660	583	126,219,046	13.52	7.221	650	82.14	355	6.22
661 - 680	434	96,729,452	10.36	7.146	670	82.52	355	5.02
681 - 700	253	59,466,838	6.37	7.081	690	83.23	356	2.64
701 - 720	154	39,045,453	4.18	7.059	710	83.27	356	1.68
721 - 740	85	21,931,429	2.35	6.937	730	82.72	356	0.98
741 - 760	67	16,382,144	1.75	7.028	750	82.88	356	0.64
761 - 780	45	9,280,081	0.99	7.186	770	84.27	356	0.33
781 - 800	17	4,600,629	0.49	6.767	786	77.44	356	0.26
Total/Weighted Average:	4,448	$ 933,771,934	100.00%	7.522	625	81.42	356	51.72

Documentation Type of the Mortgage Loans

Documentation Type	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon (%)	FICO	LTV (%)	Stated Remaining Term (Months)	Full/Alt Doc (%)
Full/Alt	2,558	$482,905,712	51.72%	7.272	623	82.23	355	51.72
Reduced/Limited	477	114,380,837	12.25	7.792	600	83.73	356	0.00
Stated	1,413	336,485,385	36.04	7.788	637	79.48	356	0.00
Total/Weighted Average:	4,448	$933,771,934	100.00%	7.522	625	81.42	356	51.72

Occupancy Status of the Mortgage Loans
Occupancy Status	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon (%)	FICO	LTV (%)	Stated Remaining Term (Months)	Full/Alt Doc (%)
Owner-Occupied	4,124	$873,042,468	93.50%	7.494	624	81.38	356	48.03
Investor	294	53,553,952	5.74	8.014	647	82.25	356	3.17
2nd Home	30	7,175,513	0.77	7.201	642	80.86	355	0.51
Total/Weighted Average:	4,448	$933,771,934	100.00%	7.522	625	81.42	356	51.72

Loan Purpose of the Mortgage Loans

Purpose	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon (%)	FICO	LTV (%)	Stated Remaining Term (Months)	Full/Alt Doc (%)
Purchase	2,626	$501,711,893	53.73%	7.496	642	83.42	356	31.50
Refi - Cash Out	1,738	410,796,975	43.99	7.554	606	79.01	356	19.18
Refi - Rate/Term	84	21,263,066	2.28	7.520	610	80.82	355	1.04
Total/Weighted Average:	4,448	$933,771,934	100.00%	7.522	625	81.42	356	51.72

Property Type of the Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon (%)	FICO	LTV (%)	Stated Remaining Term (Months)	Full/Alt Doc (%)
Single Family	3,710	$ 769,554,197	82.41%	7.533	622	81.26	356	43.78
2-4 Family	377	99,242,260	10.63	7.419	642	81.29	356	4.15
Condominium	333	58,214,711	6.23	7.483	641	83.21	356	3.51
PUD	28	6,760,766	0.72	8.098	594	86.42	356	0.27
Total/Weighted Average:	4,448	$ 933,771,934	100.00%	7.522	625	81.42	356	51.72

Geographic Distribution of the Mortgage Loans

Location	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon (%)	FICO	LTV (%)	Stated Remaining Term (Months)	Full/Alt Doc (%)
California	806	$237,794,317	25.47%	7.279	634	81.02	356	12.57
Florida	617	111,040,901	11.89	7.773	615	81.29	356	6.62
New York	328	97,577,822	10.45	7.301	637	80.34	356	3.26
New Jersey	277	70,470,948	7.55	7.575	623	80.42	356	2.95
Maryland	299	65,346,486	7.00	7.517	617	80.97	356	3.66
Illinois	317	51,291,295	5.49	7.579	629	82.74	355	2.74
Virginia	151	36,025,355	3.86	7.689	626	81.07	356	1.76
Massachusetts	138	34,321,843	3.68	7.502	629	80.81	356	1.89
Georgia	187	26,254,954	2.81	7.675	621	84.05	355	2.13
Nevada	88	18,182,986	1.95	7.446	620	82.69	356	1.26
Connecticut	96	17,626,926	1.89	7.591	623	82.01	355	1.12
Arizona	93	15,351,087	1.64	7.759	623	82.06	355	1.06
Hawaii	48	13,546,855	1.45	7.182	633	80.23	356	0.79
Michigan	116	12,673,315	1.36	8.065	609	84.37	354	0.83
Washington	62	12,608,475	1.35	7.288	627	82.92	356	1.08
Texas	95	12,140,720	1.30	7.961	615	83.14	355	0.72
Colorado	76	11,364,663	1.22	7.224	615	83.35	355	1.11
Minnesota	69	11,102,824	1.19	7.457	622	84.95	355	0.73
District of Columbia	39	10,134,419	1.09	7.588	615	73.99	356	0.40
Ohio	73	8,623,568	0.92	7.626	614	84.49	354	0.78
Pennsylvania	62	8,540,921	0.91	8.379	599	83.54	355	0.47
North Carolina	67	7,879,703	0.84	7.980	616	84.40	354	0.59
Rhode Island	32	5,706,847	0.61	7.763	630	81.64	356	0.37
Oregon	36	5,600,977	0.60	8.036	599	79.91	356	0.40
Wisconsin	48	4,888,632	0.52	8.023	613	82.83	354	0.28
Utah	24	3,611,494	0.39	7.958	601	82.13	357	0.30
New Hampshire	15	2,995,232	0.32	7.931	616	84.31	357	0.17
Missouri	28	2,916,264	0.31	8.272	602	84.17	353	0.23
New Mexico	20	2,807,046	0.30	7.682	635	81.80	353	0.25
Indiana	26	2,375,253	0.25	8.079	607	84.48	354	0.18
South Carolina	17	2,177,368	0.23	8.023	590	85.60	355	0.18
Tennessee	17	1,769,314	0.19	7.670	610	86.88	355	0.15
Delaware	12	1,496,533	0.16	8.402	572	82.24	353	0.05
Idaho	12	1,428,429	0.15	7.723	636	86.05	357	0.12
Maine	9	1,207,983	0.13	8.626	596	77.75	356	0.10
Kansas	11	1,166,398	0.12	7.900	646	84.64	354	0.10
Iowa	6	840,232	0.09	6.763	648	82.00	357	0.06
Oklahoma	10	813,027	0.09	8.331	594	83.21	354	0.07
West Virginia	4	495,645	0.05	8.202	564	77.62	356	0.02
Arkansas	6	443,571	0.05	7.725	642	82.86	347	0.03
Kentucky	6	424,986	0.05	8.409	586	82.79	349	0.04
Vermont	3	339,445	0.04	7.788	614	82.50	357	0.02
Montana	1	212,000	0.02	6.990	634	80.00	357	0.02
Wyoming	1	154,876	0.02	8.650	576	90.00	357	0.02
Total/Weighted Average:	4,448	$933,771,934	100.00%	7.522	625	81.42	356	51.72

Original Prepayment Penalty Term of the Mortgage Loans

Original Prepayment Penalty Term (mos.)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon (%)	FICO	LTV (%)	Stated Remaining Term (Months)	Full/Alt Doc (%)
No Prepay Penalty	1,612	$ 332,609,124	35.62%	7.612	627	81.93	356	16.63
12	335	83,910,360	8.99	7.455	636	80.60	355	4.04
24	2,189	449,555,729	48.14	7.539	620	81.50	356	25.96
36	312	67,696,721	7.25	7.044	638	79.43	355	5.08
Total/Weighted Average:	4,448	$ 933,771,934	100.00%	7.522	625	81.42	356	51.72

Margin of the Mortgage Loans - ARM Loans

Margin (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon (%)	FICO	LTV (%)	Stated Remaining Term (Months)	Full/Alt Doc (%)
3.000 - 3.499	1	$ 123,600	0.02%	7.500	761	80.00	356	0.02
3.500 - 3.999	5	1,286,274	0.16	5.415	637	76.85	357	0.16
4.000 - 4.499	41	11,907,518	1.45	5.724	670	78.65	357	1.27
4.500 - 4.999	191	56,821,341	6.90	6.007	662	79.14	357	5.77
5.000 - 5.499	412	122,430,858	14.87	6.468	650	80.14	357	9.98
5.500 - 5.999	653	180,859,796	21.96	6.924	639	80.51	356	12.03
6.000 - 6.499	645	160,428,359	19.48	7.388	625	81.74	356	9.15
6.500 - 6.999	1,373	289,586,791	35.17	8.386	589	80.44	356	11.76
Total/Weighted Average:	3,321	$ 823,444,537	100.00%	7.378	622	80.54	356	50.14

Minimum Rate of the Mortgage Loans - ARM Loans

Minimum Rate (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon (%)	FICO	LTV (%)	Stated Remaining Term (Months)	Full/Alt Doc (%)
5.001 - 5.500	26	$ 7,794,068	0.95%	5.368	685	75.78	356	0.84
5.501 - 6.000	159	48,644,871	5.91	5.873	663	78.95	356	4.94
6.001 - 6.500	334	100,779,928	12.24	6.339	651	79.92	356	8.55
6.501 - 7.000	639	182,560,995	22.17	6.828	642	80.57	356	12.86
7.001 - 7.500	638	163,211,871	19.82	7.306	630	81.64	356	9.18
7.501 - 8.000	663	156,057,374	18.95	7.790	611	82.13	356	7.31
8.001 - 8.500	344	72,348,934	8.79	8.276	591	81.22	356	3.02
8.501 - 9.000	266	50,643,515	6.15	8.769	571	80.83	356	2.02
9.001 - 9.500	98	17,381,872	2.11	9.257	542	77.03	356	0.48
9.501 - 10.000	55	9,276,236	1.13	9.757	533	74.54	356	0.37
10.001 - 10.500	35	5,882,582	0.71	10.211	540	70.94	356	0.09
10.501 - 11.000	25	3,710,126	0.45	10.826	541	65.51	356	0.23
11.001 - 11.500	22	2,594,172	0.32	11.286	536	63.37	356	0.14
11.501 - 12.000	15	2,362,770	0.29	11.837	533	63.11	356	0.10
12.001 - 12.500	1	89,348	0.01	12.150	523	52.34	354	0.01
12.501 - 13.000	1	105,875	0.01	12.900	510	65.00	357	0.00
Total/Weighted Average:	3,321	$823,444,537	100.00%	7.378	622	80.54	356	50.14

Maximum Rate of the Mortgage Loans - ARM Loans

Maximum Rate (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon (%)	FICO	LTV (%)	Stated Remaining Term (Months)	Full/Alt Doc (%)
11.000 - 11.499	21	$ 6,369,755	0.77%	5.338	686	76.49	356	0.70
11.500 - 11.999	143	43,386,880	5.27	5.828	666	78.67	356	4.49
12.000 - 12.499	282	87,547,515	10.63	6.281	649	79.88	356	7.65
12.500 - 12.999	680	192,929,235	23.43	6.786	644	80.56	356	13.88
13.000 - 13.499	564	142,691,950	17.33	7.245	629	81.33	356	8.56
13.500 - 13.999	745	181,689,986	22.06	7.737	616	82.13	356	8.17
14.000 - 14.499	333	70,218,070	8.53	8.238	592	81.58	356	3.00
14.500 - 14.999	290	55,177,965	6.70	8.728	573	80.76	356	2.23
15.000 - 15.499	100	17,642,697	2.14	9.203	542	77.36	356	0.51
15.500 - 15.999	62	10,752,253	1.31	9.708	532	74.50	356	0.36
16.000 - 16.499	35	5,855,782	0.71	10.185	539	71.65	356	0.12
16.500 - 16.999	26	3,963,261	0.48	10.797	542	65.26	356	0.23
17.000 - 17.499	22	2,570,313	0.31	11.271	536	63.57	356	0.13
17.500 - 17.999	13	2,011,096	0.24	11.797	534	62.86	356	0.10
18.000 - 18.499	3	472,479	0.06	12.028	524	62.61	356	0.01
18.500 - 18.999	2	165,300	0.02	12.451	514	66.80	357	0.01
Total/Weighted Average:	3,321	$823,444,537	100.00%	7.378	622	80.54	356	50.14

Life Cap of the Mortgage Loans - ARM Loans

Life Cap (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon (%)	FICO	LTV (%)	Stated Remaining Term (Months)	Full/Alt Doc (%)
6.000 - 6.499	3,319	$823,306,220	99.98%	7.377	622	80.54	356	50.13
7.000 - 7.499	2	138,317	0.02	9.511	565	80.21	356	0.01
Total/Weighted Average:	3,321	$823,444,537	100.00%	7.378	622	80.54	356	50.14

First Periodic Cap of the Mortgage Loans - ARM Loans

First Periodic Cap (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon (%)	FICO	LTV (%)	Stated Remaining Term (Months)	Full/Alt Doc (%)
2.000 - 2.499	3,319	$823,306,220	99.98%	7.377	622	80.54	356	50.13
3.000 - 3.499	2	138,317	0.02	9.511	565	80.21	356	0.01
Total/Weighted Average:	3,321	$823,444,537	100.00%	7.378	622	80.54	356	50.14

Periodic Cap of the Mortgage Loans - ARM Loans

Periodic Cap (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon (%)	FICO	LTV (%)	Stated Remaining Term (Months)	Full/Alt Doc (%)
1.500 - 1.999	3,321	$823,444,537	100.00%	7.378	622	80.54	356	50.14
Total/Weighted Average:	3,321	$823,444,537	100.00%	7.378	622	80.54	356	50.14

Next Rate Adjustment Date of the Mortgage Loans - ARM Loans

Next Rate Adjustment Date	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon (%)	FICO	LTV (%)	Stated Remaining Term (Months)	Full/Alt Doc (%)
June 2007......	5	$ 1,414,065	0.17%	7.062	648	80.61	353	0.00
July 2007.......	58	13,969,651	1.70	7.306	622	78.18	354	0.63
August 2007....	280	68,202,508	8.28	7.414	621	77.69	355	3.98
September 2007	994	255,292,649	31.00	7.331	625	81.69	356	15.92
October 2007	1,904	462,063,175	56.11	7.418	620	80.45	357	27.89
August 2008....	4	1,492,491	0.18	7.729	596	75.54	355	0.02
September 2008	22	6,922,576	0.84	6.876	635	79.12	356	0.68
October 2008	35	8,687,670	1.06	6.951	646	80.76	357	0.75
September 2010	5	1,899,611	0.23	7.626	639	85.71	356	0.00
October 2010	14	3,500,140	0.43	7.001	640	76.19	357	0.27
Total/Weighted Average:	3,321	$823,444,537	100.00%	7.378	622	80.54	356	50.14